Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Partners of Sabine Production Partners, L.P.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.
KPMG LLP
Fort Worth, Texas
November 14, 2005